Exhibit 99.1

Leslie’s, Inc. Announces Third Quarter Fiscal 2024 Financial Results

•
Sales of $569.6 million
•
Net Income of $60.7 million
•
Adjusted EBITDA of $109.5 million
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Diluted earnings per share of $0.33; Adjusted diluted earnings per share of $0.34

PHOENIX, AZ - August 7, 2024 – Leslie’s, Inc. (“Leslie’s”, “we”, “our”, “its”, or “Company”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the third quarter of fiscal 2024.

Mike Egeck, Chief Executive Officer, said, “As we noted in our preliminary results on July 17, our fiscal third quarter results were impacted by a cold and wet start to the pool season, as well as continued weakness in discretionary product sales due to persistent inflation and high interest rates. As weather improved in June, we saw positive trends relative to the overall quarter, including improvements in total sales, chemical sales, and Pro and Hot Tub sales. The combination of these improvements, together with third-party credit card data indicating that our sales performance was better than the industry for the quarter, and that we gained market share in June, are encouraging signs for the business.”

Mr. Egeck continued, “With fiscal 2024 being another year of post-pandemic normalization, our skilled and passionate team remains focused on controlling what we can by delivering superior customer service while advancing our margin, cost, and inventory improvement initiatives. Taken together, we anticipate these actions will help to drive long-term market share gains and increased profitability when industry conditions normalize, and I feel very confident in the work we are doing to position Leslie’s for long-term success.”

Three Months Ended June 29, 2024 Highlights

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Sales were $569.6 million, a decrease of 6.8% compared to $610.9 million in the prior year period. Comparable sales decreased 7.0% compared to the prior year period. Non-comparable sales from acquisitions and new stores contributed $2.6 million in the period.
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Gross profit was $228.8 million, a decrease of 9.0% compared to $251.6 million in the prior year period. Gross margin was 40.2% compared to 41.2% in the prior year period.
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Selling, general and administrative expenses (“SG&A”) were $131.1 million, a decrease of 3.5% compared to $135.8 million in the prior year period.
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Operating income was $97.7 million compared to $115.8 million in the prior year period.
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Interest expense was $18.2 million compared to $17.7 million in the prior year period.
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Net income was $60.7 million compared to $ 72.5 million in the prior year period.
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Adjusted net income was $63.3 million compared to $76.4 million in the prior year period.
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Diluted earnings per share was $0.33 compared to $0.39 in the prior year period. Adjusted diluted earnings per share was $0.34 compared to $0.41 in the prior year period.
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Adjusted EBITDA was $109.5 million compared to $129.0 million in the prior year period.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents totaled $74.4 million as of June 29, 2024, an increase of $55.0 million, compared to $19.4 million as of July 1, 2023.
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Inventories totaled $302.2 million as of June 29, 2024, a decrease of $134.4 million or 30.8%, compared to $436.6 million as of July 1, 2023.
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Funded debt totaled $783.7 million as of June 29, 2024 compared to $822.8 million as of July 1, 2023. As of June 29, 2024 there was no outstanding borrowings on our revolving credit facility compared to $31.0 million as of July 1, 2023.
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The effective rate on our term loan during the third quarter of fiscal 2024 was 8.2% compared to 8.0% during the third quarter of fiscal 2023.
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Net cash provided by operating activities totaled $60.4 million in the third quarter of fiscal 2024 compared to net cash used in operating activities of $74.8 million in the third quarter of fiscal 2023.
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Capital expenditures totaled $34.3 million in the third quarter of fiscal 2024 compared to $26.7 million in the third quarter of fiscal 2023.

Fiscal 2024 Outlook

The Company has reaffirmed its outlook for the full year of fiscal 2024 consistent with the Company’s update on July 17, 2024:

Sales	$1,321 to $1,347 million
Gross profit	$483 to $499 million
Net income (loss)	($5) to $6 million
Adjusted net income	$5 to $16 million
Adjusted EBITDA	$117 to $131 million
Adjusted diluted earnings per share	$0.03 to $0.09
Diluted weighted average shares outstanding	185 million

*Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call Details

A conference call to discuss the Company’s financial results for the third quarter of fiscal 2024 is scheduled for today, Wednesday, August 7, 2024 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A quarterly earnings presentation and a live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed, along with the associated slides, online at https://ir.lesliespool.com/ for 90 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry. The Company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The Company operates an integrated ecosystem of over 1,000 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth, Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, management fees, equity-based compensation expense, loss (gain) on debt extinguishment, loss (gain) on asset and contract dispositions, executive transition costs, severance, costs related to equity offerings, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share

Adjusted net income (loss) and Adjusted diluted earnings per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted diluted earnings per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude management fees, equity-based compensation expense, loss (gain) on debt extinguishment, loss (gain) on asset and contract dispositions, executive transition costs, severance, costs related to equity offerings, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash, or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, value proposition, legal proceedings, competitive advantages, market size, growth opportunities, industry expectations, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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supply disruptions;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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competition from mass merchants and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including rising interest rates, recession fears, and inflationary pressures), geopolitical events or conflicts, and the housing market;
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disruptions in the operations of our distribution centers;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to attract and retain senior management and other qualified personnel;
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regulatory changes and development affecting our current and future products, including evolving legal standards and regulations concerning environmental, social and governance (“ESG”) matters;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from epidemics, pandemics, or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions;
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our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2023 and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time-to-time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information, changed expectations, the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions, outcomes or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Matthew Skelly

Vice President, Investor Relations

Leslie’s, Inc.

investorrelations@lesl.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Sales	$569,638	$610,891	$932,262	$1,018,839
Cost of merchandise and services sold	340,798	359,295	598,686	630,777
Gross profit	228,840	251,596	333,576	388,062
Selling, general and administrative expenses	131,145	135,789	302,879	324,427
Operating income	97,695	115,807	30,697	63,635
Other expense:
Interest expense	18,156	17,675	53,380	48,282
Total other expense	18,156	17,675	53,380	48,282
Income (loss) before taxes	79,539	98,132	(22,683)	15,353
Income tax expense (benefit)	18,889	25,585	(9,227)	4,592
Net income (loss)	$60,650	$72,547	$(13,456)	$10,761
Earnings per share:
Basic	$0.33	$0.39	$(0.07)	$0.06
Diluted	$0.33	$0.39	$(0.07)	$0.06
Weighted average shares outstanding:
Basic	184,834	183,932	184,614	183,725
Diluted	184,861	184,760	184,614	184,752

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Adjusted EBITDA	$109,469	$129,038	$65,771	$108,683
Adjusted net income (loss)	$63,297	$76,362	$(5,465)	$25,370
Adjusted diluted earnings per share	$0.34	$0.41	$(0.03)	$0.14
(1)
See section titled “GAAP to Non-GAAP Reconciliation.”

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	June 29, 2024	September 30, 2023	July 1, 2023
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$74,438	$55,420	$19,430
Accounts and other receivables, net	45,817	29,396	49,263
Inventories	302,209	311,837	436,557
Prepaid expenses and other current assets	34,545	23,633	31,454
Total current assets	457,009	420,286	536,704
Property and equipment, net	94,135	90,285	85,396
Operating lease right-of-use assets	282,556	251,460	250,378
Goodwill and other intangibles, net	216,041	218,855	219,835
Deferred tax assets	15,409	7,598	194
Other assets	40,038	45,951	44,918
Total assets	$1,105,188	$1,034,435	$1,137,425
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$108,935	$58,556	$147,436
Accrued expenses and other current liabilities	107,208	90,598	95,074
Operating lease liabilities	61,638	62,794	61,342
Income taxes payable	-	5,782	3,345
Current portion of long-term debt	8,100	8,100	8,100
Total current liabilities	285,881	225,830	315,297
Operating lease liabilities, noncurrent	216,756	193,222	193,004
Revolving Credit Facility	-	-	31,000
Long-term debt, net	768,598	773,276	774,884
Other long-term liabilities	2,110	3,469	3,050
Total liabilities	1,273,345	1,195,797	1,317,235
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 184,912,804, 184,333,670, and 184,004,936 issued and outstanding as of June 29, 2024, September 30, 2023, and July 1, 2023, respectively.	185	184	184
Additional paid in capital	105,940	99,280	97,313
Retained deficit	(274,282)	(260,826)	(277,307)
Total stockholders’ deficit	(168,157)	(161,362)	(179,810)
Total liabilities and stockholders’ deficit	$1,105,188	$1,034,435	$1,137,425

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Nine Months Ended
	June 29, 2024	July 1, 2023
	(Unaudited)	(Unaudited)
Operating Activities
Net (loss) income	$(13,456)	$10,761
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	24,420	25,569
Equity-based compensation	7,629	9,159
Amortization of deferred financing costs and debt discounts	1,647	1,541
Provision for doubtful accounts	1,007	25
Deferred income taxes	(7,811)	1,074
Loss on asset dispositions	52	103
Changes in operating assets and liabilities:
Accounts and other receivables	(17,428)	(3,399)
Inventories	9,628	(70,393)
Prepaid expenses and other current assets	(10,912)	(9,614)
Other assets	6,561	(8,864)
Accounts payable	50,379	(9,019)
Accrued expenses and other current liabilities	14,428	(12,827)
Income taxes payable	(5,782)	(9,166)
Operating lease assets and liabilities, net	48.00	237
Net cash provided by (used in) operating activities	60,410	(74,813)
Investing Activities
Purchases of property and equipment	(34,324)	(26,733)
Business acquisitions, net of cash acquired	—	(15,549)
Proceeds from asset dispositions	77	1,384
Net cash used in investing activities	(34,247)	(40,898)
Financing Activities
Borrowings on Revolving Credit Facility	140,500	264,000
Payments on Revolving Credit Facility	(140,500)	(233,000)
Repayment of long-term debt	(6,075)	(6,075)
Payment of deferred financing costs	(101)	(297)
Payments of employee tax withholdings related to restricted stock vesting	(969)	(1,780)
Net cash (used in) provided by financing activities	(7,145)	22,848
Net increase (decrease) in cash and cash equivalents	19,018	(92,863)
Cash and cash equivalents, beginning of period	55,420	112,293
Cash and cash equivalents, end of period	$74,438	$19,430
Supplemental Information:
Cash paid for interest	$51,762	$28,339
Cash paid for income taxes, net of refunds received	$6,702	$11,932

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net income (loss)	$60,650	$72,547	$(13,456)	$10,761
Interest expense	18,156	17,675	53,380	48,282
Income tax expense (benefit)	18,889	25,585	(9,227)	4,592
Depreciation and amortization expense(1)	8,246	8,144	24,419	25,569
Equity-based compensation expense(2)	2,246	2,754	7,683	9,460
Strategic project costs(3)	395	749	1,058	2,763
Executive transition costs and other(4)	887	1,584	1,914	7,256
Adjusted EBITDA	$109,469	$129,038	$65,771	$108,683

	Three Months Ended		Nine Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net income (loss)	$60,650	$72,547	$(13,456)	$10,761
Equity-based compensation expense(2)	2,246	2,754	7,683	9,460
Strategic project costs(3)	395	749	1,058	2,763
Executive transition costs and other(4)	887	1,584	1,914	7,256
Tax effects of these adjustments(5)	(881)	(1,272)	(2,664)	(4,870)
Adjusted net income (loss)	$63,297	$76,362	$(5,465)	$25,370

Diluted earnings per share	$0.33	$0.39	$(0.07)	$0.06
Adjusted diluted earnings per share	$0.34	$0.41	$(0.03)	$0.14
Weighted average shares outstanding
Basic	184,834	183,932	184,614	183,725
Diluted	184,861	184,760	184,614	184,752
(1)
Includes depreciation related to our distribution centers and store locations, which is reported in cost of merchandise and services sold and SG&A in our condensed consolidated statements of operations.
(2)
Represents charges related to equity-based compensation and our related payroll tax expense, which are reported in SG&A in our condensed consolidated statements of operations.
(3)
Represents non-recurring costs, such as third-party consulting costs related to first-generation technology initiatives, replacements of systems that have been no longer supported by our vendors, investment in and development of new products outside of the course of continuing operations, or other discrete strategic projects that are infrequent or unusual in nature and potentially distortive to continuing operations. These items are reported in SG&A in our condensed consolidated statements of operations.
(4)
Includes certain senior executive transition costs and severance associated with completed corporate restructuring activities across the organization, losses (gains) on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management. Amounts are reported in SG&A in our condensed consolidated statements of operations.
(5)
Represents the tax effect of the total adjustments based on our combined U.S. federal and state statutory tax rates. Amounts are reported in income tax expense (benefit) in our condensed consolidated statements of operations.